UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023

NSTS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-41232 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

(847) 336-4430
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NSTS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03(a).	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2023, the Board of Directors of NSTS Bancorp, Inc. (the “Company”) approved an amendment to Article III, Section 12 of the Company’s Bylaws (the “Bylaw amendment”) to provide a maximum age limitation of 75 years of age with respect to those individuals eligible to be elected to and serve as a member of the Company’s Board of Directors. Accordingly, any director who attains the age of 75 during his or her term must resign from the Board of Directors effective upon the Company’s next annual meeting of stockholders. Previously this provision of the Company’s Bylaws provided that, upon recommendation of the Board’s Nominating/Corporate Governance Committee and approval of a majority of the disinterested members of the Board of Directors, a director could be elected and serve as a director notwithstanding exceeding such age limitation for a specified period of time and for a specified valid reason.

The Bylaw amendment is effective upon adoption, the text of which provides as follows:

“No person shall be eligible for nomination, election or appointment to the board of directors who is age 75 or older as of the effective date of such nomination, election or appointment. Any director who attains the age of 75 during their term shall resign from the board of directors effective upon the next annual meeting of stockholders for the election of directors of NSTS Bancorp, Inc.”

The board of directors of the Company’s wholly-owned bank subsidiary, North Shore Trust and Savings (the “Bank”), also approved an amendment to the same provisions of the Bank’s bylaws.

A copy of the Bylaw amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01.	Other Events.

On March 31, 2023, NSTS Bancorp, Inc. (the “Company”) announced that its Board of Directors approved a stock repurchase program authorizing the purchase of up to an aggregate of 269,898 shares of the Company’s outstanding common stock. The shares authorized to be repurchased represent approximately 5.0% of the Company’s currently outstanding common stock. The shares may, at the discretion of management, be repurchased from time to time in open market purchases as market conditions warrant or in privately negotiated transactions, including pursuant to a Rule 10b5-1 plan, all as effected to the extent permitted by applicable law, including pursuant to the safe harbor provided under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company is not obligated to purchase any shares under the program, and the program may be discontinued at any time. The actual timing, number and share price of shares purchased under the repurchase program will be determined by the Company at its discretion and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions and applicable legal requirements. The program will be in effect until September 29, 2023, unless earlier terminated.

Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s stock repurchase program, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amendment to Article III, Section 12 of the Bylaws of NSTS Bancorp, Inc.

99.1	Press Release dated March 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Certain statements contained herein are considered forward-looking statements within the meaning of the federal securities laws, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Any forward-looking statement speaks only as of the date on which it is made. Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future events, business strategies and decisions that are subject to change. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTS Bancorp, Inc.

Date: March 31, 2023	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title:	President and Chief Executive Officer